UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2021

SKILLZ INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-39243 (Commission File Number)	46-2682070 (IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On May 4, 2021, Scott Henry, the Chief Financial Officer of Skillz Inc. (the “Company”) and the Company entered into a transition and release agreement providing for Mr. Henry’s retirement from his position as Chief Financial Officer of the Company, effective June 20, 2021 (the “Transition Agreement”). Thereafter, Mr. Henry will remain employed at the Company as an Executive Advisor until August 10, 2021 in order to transition his role and duties. Under the Transition Agreement, Mr. Henry will continue to be paid his current base salary during his employment with the Company. Once the Transition Agreement becomes effective, Mr. Henry will receive a $200,000 bonus in respect of 2020 and the Company will waive his obligation to repay the signing bonus under his offer letter with the Company, dated August 6, 2020. Subject to Mr. Henry continuing in employment with the Company through August 10, 2021 (or if he is earlier terminated by the Company without cause or Mr. Henry resigns for Good Reason) and his delivering to the Company a second effective release of claims, Mr. Henry will (i) receive a $100,000 bonus in respect of 2021 and severance equal to nine months of his base salary and nine months of COBRA premiums and (ii) vest in his Company stock options that are scheduled to vest on August 10, 2021. The Transition Agreement also contains cooperation and non-disparagement provisions.

New Chief Financial Officer

Effective June 21, 2021, Ian Lee, 44, will serve as Chief Financial Officer of the Company. Mr. Lee has served as Head of Investor Relations at Airbnb, Inc., a global marketplace where hosts offer guests stays and experiences on its platform, since 2019. Prior to Airbnb, Mr. Lee served as Vice President, Investor Relations at Atlassian Corporation Plc, a leading provider of team collaboration and productivity software, from 2015 to 2019.

Under an offer letter that Mr. Lee entered into with the Company dated May 1, 2021, he will be paid a salary of $400,000.00 per year. He will also be eligible to receive annual target incentive compensation of $200,000.00 (pro-rated for 2021), subject to achievement of certain performance goals. The Company will also grant to Mr. Lee a restricted stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $24,000,000.00. Such grant vests 25% on the first anniversary of Mr. Lee’s start date and the remainder vests in 12 substantially equal quarterly installments, in each case subject to continuous service with the Company through each applicable vesting date, provided that the grant vests in full if Mr. Lee is terminated without cause following a change of control of the Company. Mr. Lee will also receive a one-time signing bonus in the amount of $500,000.00, which is repayable to the Company if Mr. Lee voluntarily leaves the Company within twenty-four (24) months of his start date or is terminated for cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKILLZ INC.

By: /s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: May 5, 2021